Exhibit 10.1

July 21, 2020

Pershing Square Tontine Holdings, Ltd.

787 Eleventh Avenue, 9th Floor

New York, NY 10019

(212) 813-3700

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among Pershing Square Tontine Holdings, Ltd., a Delaware corporation (the “Company”), Citigroup Global Markets Inc., Jefferies LLC and UBS Securities LLC as representatives (the “Representatives”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 200,000,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and one-ninth of one redeemable warrant (each, a “Detachable Redeemable Warrant”). In addition, the amended and restated certificate of incorporation of the Company provides that an aggregate of 44,444,444 redeemable warrants (assuming no exercise of the Underwriters’ over-allotment option) will be distributed on a pro rata basis only to holders of record of the Class A Common Stock issued in the Public Offering (whether acquired in this Public Offering or afterwards) that are outstanding after the time at which the Company redeems any shares of Common Stock that the holders thereof have elected to redeem in connection with the Company’s initial business combination. Such warrants are referred to as the “Distributable Tontine Redeemable Warrants” and, collectively, with the Detachable Redeemable Warrants, as the “Redeemable Warrants.” Each whole Redeemable Warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $23.00 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Units listed on the New York Stock Exchange. Certain capitalized terms used herein are defined in paragraph 10 hereof.

This letter also is being delivered in connection with that certain Forward Purchase Agreement (the “Forward Purchase Agreement”) with Pershing Square, L.P., a Delaware limited partnership, Pershing Square International, Ltd., a Cayman Islands exempted company, and Pershing Square Holdings, Ltd., a Guernsey company (the “Forward Purchasers”) pursuant to which each of the Forward Purchasers will purchase units (the “Forward Purchase Units”) for a minimum aggregate purchase price of $1,000,000,000, and may elect to purchase additional Forward Purchase Units for an aggregate purchase price of up to $2,000,000,000 (or such greater amount as determined pursuant to the Forward Purchase Agreement), with each Forward Purchase Unit having a purchase price of $20.00 and consisting of one share of the Class A Common Stock (the “Forward Purchase Shares”) and one-third of one warrant (the “Forward Purchase

Warrants” and together with the Forward Purchase Units, the Forward Purchase Shares and the shares of Class A Common Stock issuable upon the exercise of the Forward Purchase Warrants, the “Forward Purchase Securities”) in one or more private placement transactions to occur in such amounts and at such time or times as the Forward Purchasers determine, but no later than simultaneously with the closing of the Company’s initial Business Combination.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering, to have induced the Forward Purchasers to have entered into the Forward Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pershing Square TH Sponsor, LLC (the “Sponsor”) and each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each, an “Insider” and collectively, the “Insiders”), and the Forward Purchasers (solely with respect to paragraphs 9 through 19 hereof) hereby agrees with the Company as follows:

1.

The Sponsor and each Insider agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Class A Common Stock or of the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Class A Common Stock owned by it, him or her in connection with such stockholder approval.

2.

The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months (or 30 months if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within such 24-month period) from the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Class A Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (less up to $100,000 of interest to pay dissolution expenses), including interest earned on the funds held in the Trust Account, if any, and not previously released to the Company to pay the Company’s taxes, divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agree to not propose any amendment to the Company’s amended and restated certificate of incorporation that would modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 24 months (or 30 months, as applicable) from the closing of the Public Offering, unless the Company provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (less up to $100,000 of interest to pay dissolution expenses), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes, divided by the number of then outstanding Offering Shares.

The Sponsor acknowledges that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the shares of Class B Common Stock, held by it, him or her. The Sponsor and each Insider hereby waive, with respect to any shares of Class A Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of Common Stock (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Class A Common Stock it or they hold if the Company fails to consummate a Business Combination within 24 months (or 30 months, as applicable) from the date of the closing of the Public Offering).

3.

During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Redeemable Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Redeemable Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this paragraph 3 or paragraph 6 below with respect to Insiders other than the Sponsor, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any such release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer of securities without consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4.

In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party (other than the Company’s independent accountants) for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement for a Business Combination (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below (i) $20.00 per share of the Offering Shares or (ii) such lesser amount per share of the Offering Shares held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes, except as to any claims by a third party (including a Target) who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third-party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense. For the avoidance of doubt, none of the Company’s officers or directors will indemnify the Company for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

5.

(a)    Each Insider hereby agrees not to participate in the formation of, or become an officer or director of, any other blank check company prior to the time at which the Company enters into a definitive agreement with respect to a Business Combination. Such restriction does not preclude any position as an officer or director of another blank check company held on the date hereof.

(b)    The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5(a), 6(a), and 8 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

6.

(a)    The Sponsor agrees that it shall not Transfer any Class B Common Stock (or shares of Common Stock issuable upon conversion thereof) until the earlier of (x) 180 days after the completion of the initial Business Combination or (y) subsequent to the Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Lock-up Period”).

(b)    Notwithstanding the provisions set forth in paragraphs 3 and 6(a), Transfers of the Class B Common Stock and shares of Class A Common Stock issued or issuable upon the conversion of the Class B Common Stock and that are held by Sponsor or any of its permitted transferees are permitted (a) to any entity that is managed by Pershing Square Capital Management, L.P., provided, however, that such transferees must enter into a written agreement agreeing to be bound by the restrictions herein, or (b) transfers in the event of the Company’s liquidation prior to the completion of an initial Business Combination.

7.

The Sponsor and each Insider represent and warrant that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor and each Insider’s questionnaire furnished to the Company is true and accurate in all respects. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

8.

Except as disclosed in the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan and advances up to an aggregate of $1,500,000 made to the Company by the Sponsor; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.

9.

The Sponsor, each Insider and each Forward Purchaser have full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or a director of the Company.

10.

As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (iii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (iv) “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

11.	(a) The Forward Purchasers agree that they shall not Transfer any Forward Purchase Securities during the Lock-Up Period.

(b)    Notwithstanding the provisions set forth in paragraph 11(a), Transfers of the Forward Purchase Securities that are held by the Forward Purchasers or any of their permitted transferees are permitted (a) to any entity that is managed by Pershing Square Capital Management, L.P., provided, however, that such transferees must enter into a written agreement agreeing to be bound by the restrictions herein, or (b) transfers in the event of the Company’s liquidation prior to the completion of an initial Business Combination.

(c)    The Forward Purchasers hereby agree to waive their right to receive any distribution of the Distributable Tontine Redeemable Warrants in respect of any Forward Purchase Shares.

12.

This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13.

Except as otherwise provided herein, no party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

14.

Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or entity other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

15.

This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16.

This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17.

This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

18.

Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

19.

This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Period or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by September 30, 2020; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation for a period of six years.

[Signature Page Follows]

Sincerely,

PERSHING SQUARE TH SPONSOR, LLC

By:	PERSHING SQUARE CAPITAL
MANAGEMENT, L.P., its manager

By:	PS MANAGEMENT GP, LLC, its general partner

By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Managing Member

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Director

By:	/s/ Lisa Gersh
	Name:	Lisa Gersh
	Title:	Director

By:	/s/ Michael Ovitz
	Name:	Michael Ovitz
	Title:	Director

By:	/s/ Jacqueline D. Reses
	Name:	Jacqueline D. Reses
	Title:	Director

By:	/s/ Joseph S. Steinberg
	Name:	Joseph S. Steinberg
	Title:	Director

By:	/s/ Ben Hakim
	Name:	Ben Hakim
	Title:	Chief Financial Officer

PERSHING SQUARE TONTINE HOLDINGS, LTD.

By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Chief Executive Officer

[Signature Page to Letter Agreement]

PERSHING SQUARE HOLDINGS, LTD.

By: PERSHING SQUARE CAPITAL MANAGEMENT, L.P., its investment manager

By: PS MANAGEMENT GP, LLC, its general partner

By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Managing Member

PERSHING SQUARE, L.P.

By: PERSHING SQUARE CAPITAL MANAGEMENT, L.P., its investment manager

By: PS MANAGEMENT GP, LLC, its general partner

By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Managing Member

PERSHING SQUARE INTERNATIONAL, LTD.

By: PERSHING SQUARE CAPITAL MANAGEMENT, L.P., its investment manager

By: PS MANAGEMENT GP, LLC, its general partner

By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Managing Member

[Signature Page to Letter Agreement]